Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Veea Inc. and Subsidiaries

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2024, except for Note 17, as to which the date is May 8, 2024, relating to our audits of the consolidated financial statements of Veea Inc. and Subsidiaries as of December 31, 2023 and 2022, and for the years then ended.

/s/ PKF O’Connor Davies, LLP

New York, NY

January 10, 2025

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